CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent that CoJax Oil & Gas Corp. (the “Company”) can use the name Nova Resource, Inc., the inclusion of our corresponding reserve report, dated November 1st, 2020, and references to our reserve report in the Company’s public filings with the United States Securities & Exchange Commission.

We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading "Experts".

Nova Resource, Inc.

/s/ Joseph V. Rochefort

Joseph V. Rochefort

President

P.0. Box 743324

Tel (972) 530-3930

Dallas, Texas 75374

Date: August 6, 2021